UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 2, 2016
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Federal Criminal Trial

On August 2, 2016, the government filed a Notice of Dismissal of Alternative Fines Act Sentencing Allegations with the court presiding over the federal criminal trial against Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, indicating that, with leave of the court, the government dismisses the Alternative Fines Act sentencing allegations in the superseding indictment. Addressing the notice, the court has stated that if the Utility consents to this dismissal, the court is prepared to grant the government leave to dismiss the Alternative Fines Act sentencing allegations. In response, the Utility has stated that it consents to the dismissal of these allegations.

The Alternative Fines Act states, in part: “If any person derives pecuniary gain from the offense, or if the offense results in pecuniary loss to a person other than the defendant, the defendant may be fined not more than the greater of twice the gross gain or twice the gross loss.”  Based on the superseding indictment’s allegation that the Utility derived gross gains of approximately $281 million, the potential maximum alternative fine would be approximately $562 million.  (In December 2015, the court dismissed the government’s allegations regarding the amount of losses.)

As previously disclosed, the federal criminal trial against the Utility began on June 14, 2016 on 12 felony counts alleging that the Utility knowingly and willfully violated minimum safety standards under the Natural Gas Pipeline Safety Act relating to record-keeping, pipeline integrity management, and identification of pipeline threats, and one felony count charging that the Utility illegally obstructed the National Transportation Safety Board’s investigation into the cause of the San Bruno accident.  On July 26, 2016, the court granted the government’s motion to dismiss Count 13 alleging that the Utility knowingly and willfully failed to retain a strength test pressure record with respect to a distribution feeder main (DFM 1816-01), thereby reducing the total number of counts from 13 to 12. The maximum statutory fine for each felony count is $500,000, for total potential maximum statutory fines of $6 million.  On July 27, 2016, the parties completed delivering their closing arguments and the case was submitted to the jury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: August 2, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: August 2, 2016	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary